The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. Neither this preliminary prospectus supplement nor the accompanying base prospectus is an offer to sell the securities described herein and neither we nor the selling stockholders are soliciting an offer to buy such securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(3)
 Registration Number 333-287920
SUBJECT TO COMPLETION, DATED JUNE 10, 2025
PROSPECTUS SUPPLEMENT
(to Prospectus dated June 10, 2025)
4,282,210 shares
Common stock
The selling stockholders identified in this prospectus supplement are offering up to an aggregate of 4,282,210 shares of common stock, par value $0.01 per share (the “Common Stock”), of Byline Bancorp, Inc. (the “Company,” “we,” “our” or “us”). We will not receive any proceeds from the sale of the Common Stock in this offering.
Subject to the completion of this offering, we intend to purchase from the underwriter shares of common stock offered by the selling stockholders in this offering having an aggregate purchase price of not less than $5 million and not more than $10 million (the “Stock Repurchase”) at a price per share equal to the price per share at which the underwriter will purchase the shares from the selling stockholders in this offering. The underwriter will not receive any compensation for the shares of Common Stock purchased by us from the underwriter in the Stock Repurchase. The closing of the Stock Repurchase is expected to be concurrent with the closing of this offering. The completion of this offering is not conditioned upon the completion of the Stock Repurchase. See “Prospectus Supplement Summary—Stock Repurchase.”
Certain of our directors have indicated an interest in purchasing up to an aggregate $3.1 million in shares of Common Stock being offered in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter could determine to sell more or less than that amount, or no shares at all, to these potential purchasers, and these potential purchasers could determine to purchase more or less than that amount, or no shares at all, in this offering.
The Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “BY”. The last reported sales price of our Common Stock on the NYSE on June 9, 2025 was $26.54 per share.
Shares of Common Stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.
Investing in our securities involves risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 7 of the accompanying base prospectus and the other risk factors incorporated by reference into this prospectus supplement and the accompanying base prospectus.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to the selling stockholders	$	$
(1) For additional underwriting compensation information, see “Underwriting.” No underwriting discount or commissions will be paid to the underwriter with respect to any shares of Common Stock we purchase as part of the Stock Repurchase.
The underwriter expects to deliver the shares of Common Stock to purchasers against payment on or about            , 2025 through the book-entry facilities of The Depository Trust Company.
Sole Book-Running Manager
J.P. Morgan
The date of this prospectus supplement is            , 2025

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we use the term “prospectus,” we are referring to both parts combined. You should read this entire prospectus supplement and the accompanying base prospectus, as well as the documents incorporated by reference herein and therein that are described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus. In the event that the information varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement.
In making an investment decision, prospective investors must rely on their own examination of the Company and the terms of the offering, including the merits and risks involved. Prospective investors should not construe anything in this prospectus as legal, business or tax advice. Each prospective investor should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to purchase the securities under applicable laws and regulations.
Neither we, the selling stockholders nor the underwriter have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement and the accompanying base prospectus, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we, the selling stockholders nor the underwriter take responsibility for, and neither we, the selling stockholders nor the underwriter can provide assurance as to the reliability of, any other information that others may give you.
Neither we, the selling stockholders nor the underwriter will make an offer to sell the Common Stock in any jurisdiction where the offer or sale is not permitted. No action is being taken in any jurisdiction outside the United States to permit a public offering of our Common Stock or possession or distribution of this prospectus supplement and accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and accompanying base prospectus applicable to that jurisdiction.
You should assume that the information appearing in this prospectus supplement and the accompanying base prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus supplement and the accompanying base prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus. You are urged to read this prospectus supplement and the accompanying base prospectus carefully, including the respective sections titled “Risk Factors,” and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus in their entirety before investing in our Common Stock.
Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to “Byline Bancorp,” “Byline,” “the Company,” “we,” “us” or “our” are to Byline Bancorp, Inc. and, as applicable, its subsidiaries. References in this prospectus supplement to the “selling stockholders” refer to the holders identified in the selling stockholder table included in the section of this prospectus supplement titled “Selling Stockholders.”
Industry and Market Data
This prospectus supplement and the accompanying base prospectus incorporate by reference, and any applicable free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying base prospectus. Accordingly, investors should not place undue reliance on this information.

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying base prospectus, including the information we incorporate by reference herein and therein, contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, including statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
Factors that could cause actual results or conditions to differ materially from those reflected in forward-looking statements include, but are not limited to:
•
uncertainty regarding domestic, foreign, and geopolitical developments and the United States and global economic outlook that may impact market conditions or affect demand for certain banking products and services, and the impact on our customers, which could impair the ability of our borrowers to repay outstanding loans and leases, impair collateral values and further increase our allowance for credit losses—loans and leases, as well as result in possible asset impairment charges;

•
unforeseen credit quality problems or changing economic conditions that could result in charge-offs greater than we have anticipated in our allowance for credit losses—loans and leases or changes in the value of our investments;

•
commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;

•
deterioration in the financial condition of our borrowers resulting in significant increases in our loan and lease losses and provisions for those losses and other related adverse impacts to our results of operations and financial condition;

•
fair value estimates of certain of our assets and liabilities, which could change in value significantly from period to period;

•
competitive pressures in the financial services industry in our market areas relating to both pricing and loan and lease structures, which may impact our growth rate;

•
demand for loan products and deposit flows;

•
unanticipated developments in pending or prospective loan and/or lease transactions or greater-than-expected paydowns or payoffs of existing loans and leases;

•
inaccurate information and assumptions in our analytical and forecasting models used to manage our balance sheet;

•
unanticipated changes in monetary policies of the Federal Reserve or significant adjustments in the pace of, or market expectations for, future interest rate changes;

•
availability of sufficient and cost-effective sources of liquidity, funding, and capital as and when needed;

•
our ability to attract, retain or the loss of key personnel or an inability to recruit appropriate talent cost-effectively;

•
adverse effects on our information technology systems resulting from failures, human error or cyberattack, including the potential impact of disruptions or security breaches at our third-party service providers, any of which could result in an information or security breach, the disclosure or misuse of confidential or proprietary information, significant legal and financial losses and reputational harm;

•
greater-than-anticipated costs to support the growth of our business, including investments in new lines of business, products and services, or technology, process improvements or other infrastructure enhancements, or greater-than-anticipated compliance or regulatory costs and burdens;

•
the impact of possible future acquisitions, if any, including the costs and burdens of integration efforts;

•
the ability of the Company to receive dividends from Byline Bank;

•
legislative or regulatory changes, particularly potential changes in regulation. supervision, examination and enforcement priorities of the federal banking agencies in regard to financial services companies and/or the products and services offered by financial services companies;

•
changes in Small Business Administration (“SBA”) and U.S. Department of Agriculture (“USDA”) U.S. government guaranteed lending rules, regulations, loan and lease products and funding limits, including specifically the SBA Section 7(a) program, as well as changes in SBA or USDA standard operating procedures or changes to the status of Byline Bank as an SBA Preferred Lender;

•
changes in accounting principles, policies and guidelines applicable to bank holding companies and banking generally;

•
the impact of a possible change in the federal or state income tax rates on our deferred tax assets and provision for income tax expense;

•
our ability to implement our growth strategy, including via acquisitions;

•
the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period;

•
the risk that the integration of acquisition operations will be materially delayed or will be more costly or difficult than expected;

•
the effect of mergers on customer relationships and operating results; and

•
other factors described in the sections titled “Risk Factors” included in this prospectus supplement and the accompanying prospectus, and any additional risks described in our other filings with the SEC incorporated by reference herein and therein.

These risks and uncertainties should be considered in evaluating any forward-looking statements and caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made, there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
This summary does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and the other documents to which we refer for a more complete understanding of our business and this offering.
Unless the context otherwise requires, references in this section to “Byline,” “Company,” “we,” “our,” “us” or like terms refer to Byline Bancorp, Inc. and its consolidated subsidiaries.
Byline Bancorp, Inc.
Overview
Byline is a bank holding company incorporated in the State of Delaware and headquartered in Chicago, Illinois. Byline’s wholly-owned banking subsidiary, Byline Bank, an Illinois state-chartered bank, is a full service commercial bank, and has been a part of the Chicago banking community for over 100 years. Byline Bank offers a broad range of banking products and services to small and medium sized businesses, commercial real estate and financial sponsors and to consumers who generally live or work near its branches. Byline also offers online account opening to consumer and business customers through its website and provide trust and wealth management services to its customers. In addition to its traditional commercial banking business, Byline provides small ticket equipment leasing solutions through Byline Financial Group, a wholly-owned subsidiary of Byline Bank, headquartered in Bannockburn, Illinois, with sales offices in Illinois, and sales representatives in Illinois, Michigan, New Jersey, and New York. Byline also participates in U.S. government guaranteed lending programs and originate U.S. government guaranteed loans. Byline Bank is a leading originator of SBA loans and was the second most active 7(a) and 504 lender in Illinois for the quarter ended March 31, 2025.
As of March 31, 2025, we had consolidated total assets of $9.6 billion, total gross loans and leases outstanding of $7.0 billion, total deposits of $7.6 billion, and total stockholders’ equity of $1.1 billion.
Corporate Information
Byline’s principal executive office is located at 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601. Byline’s telephone number is (773) 244-7000, and Byline’s website address is www.bylinebancorp.com. Information on Byline’s website is not a part of this prospectus supplement and is not incorporated herein. Byline common stock is traded on the NYSE under the ticker symbol “BY”.
Additional information about Byline and its subsidiaries may be found in the documents incorporated by reference into this prospectus supplement. Please see the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” beginning on page S-29 of this prospectus supplement and on page 2 of the accompanying base prospectus.
Stock Repurchase
Subject to the completion of this offering, we intend to purchase from the underwriter shares of common stock offered by the selling stockholders in this offering having an aggregate purchase price of not less than $5 million and not more than $10 million (the “Stock Repurchase”) at a price per share equal to the price per share at which the underwriter will purchase the shares from the selling stockholders in this offering. No underwriting discount or commission will be paid to the underwriter in respect of the shares of Common Stock purchased by us from the underwriter in the Stock Repurchase. The closing of the Stock Repurchase is expected to be concurrent with the closing of this offering. The completion of the Stock Repurchase is contingent on the completion of this offering. The completion of this offering is not conditioned upon the completion of the Stock Repurchase. We cannot assure you that this offering or the Stock Repurchase will be consummated. We intend to fund the Stock Repurchase with cash on hand and expect to cancel any shares of Common Stock we repurchase in the Stock

Repurchase. The number of shares that we are currently authorized to repurchase pursuant to our existing stock repurchase program will be decreased by the number of shares purchased in the Stock Repurchase.
The description of and the other information in this prospectus supplement regarding the Stock Repurchase is included solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of Common Stock subject to the Stock Repurchase. See “Prospectus Supplement Summary—Stock Repurchase.”

THE OFFERING
Issuer
Byline Bancorp, Inc.
Common Stock offered by the selling stockholders (including shares subject to the Stock Repurchase)
4,282,210 shares.
Stock Repurchase
Subject to the completion of this offering, we intend to purchase from the underwriter shares of common stock offered by the selling stockholders in this offering having an aggregate purchase price of not less than $5 million and not more than $10 million (the “Stock Repurchase”) at a price per share equal to the price per share at which the underwriter will purchase the shares from the selling stockholders this offering. No underwriting discount or commission will be paid to the underwriter in respect of the shares of Common Stock purchased by us from the underwriter in the Stock Repurchase. The closing of the Stock Repurchase is expected to be concurrent with the closing of this offering. The completion of the Stock Repurchase is contingent on the completion of this offering. The completion of this offering is not conditioned upon the completion of the Stock Repurchase. We cannot assure you that this offering or the Stock Repurchase will be consummated. We intend to fund the Stock Repurchase with cash on hand and expect to cancel any shares of Common Stock we repurchase in the Stock Repurchase.
The description of and the other information in this prospectus supplement regarding the Stock Repurchase is included solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of Common Stock subject to the Stock Repurchase.
Insider Participation
Certain of our directors have, severally and not jointly, indicated an interest in purchasing up to an aggregate $3.1 million in shares of our Common Stock in this offering at the public offering price. Because this indication of interest is not a binding agreement or commitment to purchase, such directors may determine to purchase more or less than that amount, or no shares at all, in this offering, or the underwriter may determine to sell more or less than that amount, or no shares at all, to these potential purchasers. The underwriters will receive the same discount on any of our shares of common stock purchased by such directors as they will from any other shares of common stock sold to the public in this offering.
Shares of Common Stock outstanding after this offering
46,139,623 shares (without giving effect to the retirement and cancellation of any shares of Common Stock we repurchase in the Stock Repurchase).
Use of Proceeds
We will not receive any proceeds from the sale of Common Stock by the selling stockholders in this offering. The selling stockholders will receive all of the net proceeds from the sale of these shares. See “Use of Proceeds”.

Listing and trading symbol
Shares of our Common Stock are traded on the NYSE under the symbol “BY”.
Risk Factors
You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement and other risk factors incorporated by reference into this prospectus supplement and the accompanying base prospectus from the filings we make with the SEC, as well as all other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, before deciding to invest in our Common Stock.
The number of shares of Common Stock outstanding prior to and after this offering is based on 46,139,623 shares of Common Stock outstanding as of May 30, 2025, does not give effect to the retirement and cancellation of any shares of Common Stock we repurchase in the Stock Repurchase and excludes:
•
364,188 shares of our Common Stock issuable upon the exercise of stock options outstanding as of May 30, 2025, at a weighted average exercise price of $11.32 per share; and

•
479,066 shares of our Common Stock reserved for future issuance under our 2017 Omnibus Incentive Compensation Plan, as amended, as of May 30, 2025.

In addition, except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options after May 30, 2025.

RISK FACTORS
An investment in our Common Stock involves risks. We urge you to carefully consider the information included below and under the respective sections titled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus, together with all of the other information included in this prospectus supplement and the accompanying base prospectus and the documents we incorporate by reference, in evaluating an investment in our Common Stock.
If any of these risks were to materialize, our business, financial condition, results of operations and cash flows could be materially and adversely affected and you could lose all or part of your investment. Please also read “Forward-Looking Statements.” The risks described herein and those incorporated by reference into this prospectus supplement and the accompanying base prospectus are not the only ones facing us. Additional risks not presently known to us or which we currently consider immaterial also may adversely affect us.
The price of our Common Stock may be volatile, and you may be unable to sell your Common Stock at or above the offering price.
The market price of our Common Stock may be volatile and could be subject to wide fluctuations in response to many risk factors listed in this section and in the accompanying base prospectus, and others beyond our control.
Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our Common Stock. If the market price of our Common Stock after this offering does not exceed the public offering price, you may not realize any return on your investment and may lose some or all of your investment.
Future sales of our Common Stock, including by our current stockholders, or the perception that such sales could occur, could lower our stock price.
The market price of our Common Stock could decline as a result of sales of a large number of shares of our common stock by us or our stockholders, including pursuant to this offering, or from the perception that such sales could occur. We may also issue our common stock or other securities from time to time as consideration for future acquisitions and investments. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial.
We have agreed with J.P. Morgan Securities LLC not to offer, pledge, sell or otherwise dispose of any shares of our Common Stock for the 60-day period following the date of this prospectus supplement, without the prior consent of J.P. Morgan Securities LLC, and the selling stockholders and our executive officers and directors have entered into similar lock-up agreements with J.P. Morgan Securities LLC, in each case subject to certain exceptions. J.P. Morgan Securities LLC may, at any time, release us, the selling stockholders or any of our executive officers or directors from this lock-up agreement and allow the respective party to sell shares of our common stock within this 60-day period. For more information, see “Underwriting” below.
Upon the expiration of the lock-up agreements described above, all of such shares will be eligible for resale in a public market, subject, in the case of shares held by our affiliates, to volume, manner of sale and other limitations under Rule 144 or registration requirements or other restrictions under the Securities Act.
We cannot predict the size of future issuances or sales of our Common Stock or the effect, if any, that future issuances or sales of shares of our Common Stock may have on the market price of our common stock. Sales or distributions of substantial amounts of our Common Stock (including sales of shares by our stockholders or shares issued in connection with an acquisition), or the perception that such sales could occur, may cause the market price of our common stock to decline.
There is no assurance that we will continue paying dividends at the current rate.
Our board of directors has adopted a current dividend practice for the payment of a quarterly cash dividend. This practice can be changed at any time at the discretion of our board of directors, and holders of our Common Stock have no contractual or other legal right to dividends. In addition, the other risk factors described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q could materially reduce the cash available from operations of Byline, and these outcomes could cause capital not to be available when needed in an amount sufficient to support Byline’s current dividend practice. The amount of dividends that Byline may distribute is also subject to restrictions under applicable state law and applicable bank regulatory provisions. If our board of directors were to adopt a change to Byline’s current dividend practice that resulted in a reduction in the amount of dividends, such change could have a material and adverse effect on the market price of Byline’s Common Stock.

USE OF PROCEEDS
All of the shares of Common Stock being offered hereby are being sold by the selling stockholders identified in this prospectus supplement. We will not receive any proceeds from the sale of our shares of Common Stock by the selling stockholders. The selling stockholders will receive all of the net proceeds from this offering. The selling stockholders will pay all applicable underwriting discounts, selling commissions and transfer taxes, if any, and any other expenses incurred by the selling stockholders in respect of the sale of their shares in this offering, as well as the fees and expenses of the counsel to the selling stockholders. We will bear other costs, fees and expenses incurred in connection with this offering, including registration and filing fees and fees and expenses of our counsel and our independent registered public accountants. See “Selling Stockholders” and “Underwriting.”

SELLING STOCKHOLDERS
The following table presents information regarding the selling stockholders (as defined below) in this offering, the Common Stock that the underwriter has agreed to purchase from the selling stockholders. The shares offered were acquired by Daniel L. Goodwin and Equity Shares Investors, LLC, a Delaware limited liability company (“Equity Shares Investors”) pursuant to an Agreement and Plan of Merger by and among Byline, Butterfield Acquisition Corporation and Inland Bancorp, Inc. (“Inland”) dated as of November 30, 2022 in connection with Byline’s acquisition of Inland, and are now held by Mr. Goodwin’s estate and Equity Shares Investors. We will not receive any proceeds from the sale of our shares of Common Stock by the selling stockholders in this offering.
The following table sets forth information as of the date of this prospectus supplement provided by the selling stockholders regarding the beneficial ownership of shares of our Common Stock and the number of shares of our Common Stock each selling stockholder is offering for sale in this offering. We have determined beneficial ownership in accordance with SEC rules.
The percentages below reflect beneficial ownership immediately prior, and immediately after giving effect, to completion of the offering but prior to the retirement and cancellation of any shares repurchased in the Stock Repurchase, based on 46,139,623 shares of our Common Stock outstanding as of May 30, 2025, which includes an aggregate of 4,282,210 shares of Common Stock offered for sale by the selling stockholders.
Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering(1)		Shares Offered	Shares Beneficially Owned After Offering(2)
	Number	Percentage		Number	Percentage
Estate of Daniel L. Goodwin(3)	4,293,172	9.3%	4,277,559	15,613	*
Equity Shares Investors, LLC(4)	4,651	*	4,651	—	—
* Represents beneficial ownership of less than 1%.
(1) Represents the total number of shares of Common Stock beneficially owned by each selling stockholder or an affiliate thereof.
(2) Assumes that each selling stockholder disposes of all the Common Stock offered hereby and does not acquire beneficial ownership of any additional shares of Common Stock.
(3) The Estate of Daniel L. Goodwin (the “Estate”) holds 4,277,559 shares of Common Stock. An affiliate of the Estate indirectly owns the managing interest of the indirect parent of a holding company that holds 15,613 shares of Common Stock. Of the shares included in the table above, the Estate has sole voting and dispositive power with respect to 4,277,559 shares, and the affiliate of the Estate may be deemed to have shared voting and dispositive power with respect to the 15,613 shares held by the holding company. The Estate disclaims beneficial ownership of the 15,613 shares of Common Stock held by the holding company. The address for the Estate of Daniel L. Goodwin is 2901 Butterfield Road, Oak Brook, IL 60521.
(4) Equity Shares Investors, an affiliate of the Estate, holds 4,651 shares of Common Stock. Equity Shares Investors is under common control with the Estate. The address for the Estate is 2901 Butterfield Road, Oak Brook, IL 60521.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our Common Stock acquired pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Common Stock.
This discussion is limited to Non-U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and any alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons holding our Common Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
brokers, dealers, or traders in securities;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations;

•
persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

•
persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•
tax-qualified retirement plans; and

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND

DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Common Stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
To the extent we make distributions of cash or property on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:

•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our Common Stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Common Stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Common Stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Common Stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Common Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Common Stock.

UNDERWRITING
The selling stockholders are offering the shares of Common Stock described in this prospectus supplement through J.P. Morgan Securities LLC, which is acting as sole book-running manager and underwriter of the offering. We and the selling stockholders have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of Common Stock listed next to its name in the following table, which includes the shares of Common Stock that we intend to repurchase from the underwriter pursuant to the Stock Repurchase:
Name	Number of Shares
J.P. Morgan Securities LLC
Total

The underwriter is committed to purchase all the shares of Common Stock offered by the selling stockholders if it purchases any shares.
The underwriter proposes to offer the shares of Common Stock that are not subject to the Stock Repurchase directly to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $      per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $      per share from the public offering price. After the initial offering of the shares to the public, if all of the shares are not sold at the public offering price, the underwriter may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
Subject to the completion of this offering, we intend to purchase from the underwriter shares of common stock offered by the selling stockholders in this offering having an aggregate purchase price of not less than $5 million and not more than $10 million (the “Stock Repurchase”) at a price per share equal to the price per share at which the underwriter will purchase the shares from the selling stockholders this offering. The closing of the Stock Repurchase is expected to be concurrent with the closing of this offering. The completion of the Stock Repurchase is contingent on the completion of this offering. The completion of this offering is not conditioned upon the completion of the Stock Repurchase. We cannot assure you that this offering or the Stock Repurchase will be consummated.
Certain of our directors have, severally and not jointly, indicated an interest in purchasing up to an aggregate $3.1 million in shares of our Common Stock in this offering at the public offering price. Because this indication of interest is not a binding agreement or commitment to purchase, such directors may determine to purchase more or less than that amount, or no shares at all, in this offering, or the underwriter may determine to sell more or less than that amount, or no shares at all, to these potential purchasers. The underwriters will receive the same discount on any of our shares of common stock purchased by such directors as they will from any other shares of common stock sold to the public in this offering.
The underwriting fee is equal to the public offering price per share of Common Stock less the amount paid by the underwriter to the selling stockholders per share of Common Stock. The underwriting fee is $      per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter. The underwriters will not receive any discount or commission in respect of the shares of our Common Stock purchased by us from the underwriters in the Stock Repurchase.
Per Share	$
Total	$
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $      .

A prospectus supplement in electronic format may be made available on the websites maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to the underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated to the underwriter and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our Common Stock or securities convertible into or exercisable or exchangeable for any shares of our Common Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers all or a portion of the economic consequences associated with the ownership of any shares of Common Stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of Common Stock or such other securities, in cash or otherwise), in each case, without the prior written consent of J.P. Morgan Securities LLC for a period of 60 days after the date of this prospectus, other than the shares of our Common Stock to be sold in this offering, subject to certain exceptions.
The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of up to 318,739 shares of our Common Stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (“RSUs”) (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus; provided that such recipients enter into a lock-up agreement with J.P. Morgan Securities LLC; or (iii) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.
Certain of our directors and executive officers and the selling stockholders (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 60 days after the date of this prospectus (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the “lock-up securities”)), (2) enter into any hedging, swap, or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing, except as permitted as described below. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed, or intended, or which could reasonably be expected, to lead to or result in a sale, disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise. In addition, the lock-up agreements of the selling stockholders are deemed to not include up to 15,613 shares of Common Stock held by an affiliate of the selling stockholders that is not directly controlled by the selling stockholders.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including: (a) transfers of the lock-up securities: (i) as bona fide gifts, as charitable contributions, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any immediate family member of a lock-up party, or to any trust for the direct or indirect benefit of the lock-up party or any immediate family member, (iv) to or from a partnership, limited liability company or other entity of which the lock-up party or a controlling person of the lock-up party and its respective immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above, (vi) if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates, or (B) as part of a distribution, or distribution without consideration, to members or stockholders or similar of the lock-up party, (vii) by operation of law, (viii) to us from an employee upon death, disability or termination of employment, in each case, of such employee, (ix) pursuant to an order of a court or regulatory agency having jurisdiction over the lock-up party, (x) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering, (xi) to us in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments, and up to 318,739 shares that may be sold to pay the exercise price and tax obligations associated with any exercises of stock options scheduled to expire during the restricted period, or (xii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all shareholders involving a change of control; provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (b) exercise of outstanding options, settlement of restricted stock units or other equity awards or exercise of warrants pursuant to plans described in this prospectus; provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of our Common Stock or warrants to acquire shares of our Common Stock; provided that any Common Stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; and (d) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act for the transfer of shares of lock-up securities; provided that such plans do not provide for the transfer of lock-up securities during the restricted period; and (e) the sale of our Common Stock pursuant to the terms of the underwriting agreement.
J.P. Morgan Securities LLC, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
Our Common Stock is listed on the New York Stock Exchange under the symbol “BY”.
In connection with this offering, the underwriter may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of Common Stock in the open market for the purpose of preventing or retarding a decline in the market price of the Common Stock while this offering is in progress. These stabilizing transactions may include making short sales of Common Stock, which involves the sale by the underwriter of a greater number of shares of Common Stock than it is required to purchase in this offering, and purchasing shares of Common Stock on the open market to cover positions created by short sales.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the Common Stock, including the imposition of penalty bids. This means that if the underwriter purchases Common Stock in the open market in stabilizing transactions or to cover short sales, the underwriter may repay the underwriting discount received by it.
These activities may have the effect of raising or maintaining the market price of the Common Stock or preventing or retarding a decline in the market price of the Common Stock, and, as a result, the price of the Common Stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.
Other Relationships
The underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliates may effect transactions for its own account or the account of customers, and hold on behalf of itself or its customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to prospective investors in the European Economic Area
In relation to each Member State of the European Economic Area, each a Relevant State, no shares of our Common Stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our Common Stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of Common Stock may be made to the public in that Relevant State other than at any time under the following exemptions under the Prospectus Regulation:
(a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of Common Stock shall require us or the underwriter to publish a prospectus pursuant to Article 3 the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of Common Stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriter and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.

In the case of any shares of Common Stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Common Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of Common Stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of Common Stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Common Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to prospective investors in the United Kingdom
No shares of Common Stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of our Common Stock which either (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019/1234, except that the shares of our Common Stock may be offered to the public in the United Kingdom at any time:
(a) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or
(c) in any other circumstances falling within Section 86 of the FSMA, provided that no such offer of the shares of our Common Stock shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our Common Stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our Common Stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of Common Stock in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to prospective investors in Mexico
The shares of Common Stock have not been and will not be registered with the Mexican National Registry of Securities (Registro Nacional de Valores) maintained by the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) and may not be publicly offered in Mexico. The shares of Common Stock may be offered in Mexico to Institutional or Qualified Investors as part of a private placement exemption as provided in the Mexican Securities Market Law (Ley de Mercado de Valores) and its regulations.
Notice to prospective investors in Canada
The shares of Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in Switzerland
The shares of Common Stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of Common Stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, us, or the shares of Common Stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of Common Stock will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of shares of Common Stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of Common Stock.
Notice to prospective investors in Hong Kong
The shares of Common Stock have not been offered or sold, and will not be offered or sold, in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong), or the SFO, and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares of

Common Stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to prospective investors in Singapore
The underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriter has represented and agreed that it has not offered or sold any shares of Common Stock or caused the shares of Common Stock to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares of Common Stock or cause the shares of Common Stock to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Common Stock, whether directly or indirectly, to any person in Singapore other than:
(a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;
(b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or
(c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of Common Stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of Common Stock pursuant to an offer made under Section 275 of the SFA except:
(i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii) where no consideration is or will be given for the transfer;
(iii) where the transfer is by operation of law;
(iv) as specified in Section 276(7) of the SFA; or
(v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of the shares of Common Stock, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares of Common Stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to prospective investors in Japan
The shares of Common Stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of Common Stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to prospective investors in the United Arab Emirates
The shares of Common Stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre, or the DIFC) other than in compliance with the laws of the United Arab Emirates (and the DIFC) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the DIFC) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority, or the DFSA.
Notice to prospective investors in Israel
This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728—1968, or the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the shares of Common Stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), or, collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Notice to prospective investors in Australia
This prospectus supplement:
(a) does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;
(b) has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and
(c) may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.
The shares of Common Stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of Common Stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of Common Stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations

Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of Common Stock, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares of Common Stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of Common Stock you undertake to us that you will not, for a period of 12 months from the date of issue of the shares of Common Stock, offer, transfer, assign or otherwise alienate those shares of Common Stock to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to prospective investors in China
This prospectus supplement will not be circulated or distributed in the PRC and the shares of Common Stock will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Notice to prospective investors in Korea
The shares of Common Stock have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder, or the FSCMA, and the shares of Common Stock have been and will be offered in Korea as a private placement under the FSCMA. None of the shares of Common Stock may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or FETL. Furthermore, the purchaser of the shares of Common Stock shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares of Common Stock. By the purchase of the shares of Common Stock, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares of Common Stock pursuant to the applicable laws and regulations of Korea.
Notice to prospective investors in Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or CMA, pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended, or the CMA Regulations. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.
Notice to prospective investors in the Dubai International Financial Centre
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the DFSA. This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document, you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to prospective investors in Bermuda
Shares of Common Stock may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
Notice to prospective investors in the British Virgin Islands
The shares of Common Stock are not being, and may not be offered, to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The shares of Common Stock may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), or the BVI Companies, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.
Notice to prospective investors in Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the shares of Common Stock has been or will be registered with the Securities Commission of Malaysia, or the Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Common Stock may not be circulated or distributed, nor may the shares of Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission, (ii) a holder of a Capital Markets Services Licence, (iii) a person who acquires the shares of Common Stock, as principal, if the offer is on terms that the shares of Common Stock may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction, (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual, (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months, (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months, (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts, (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies), (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010, (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010, and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares of Common Stock is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
Notice to prospective investors in Taiwan
The shares of Common Stock have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within

Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares of Common Stock in Taiwan.
Notice to prospective investors in South Africa
Due to restrictions under the securities laws of South Africa, the shares of Common Stock are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions applies:
Section 96(1)(a): the offer, transfer, sale, renunciation or delivery is to:
(a) persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;
(b) the South African Public Investment Corporation;
(c) persons or entities regulated by the Reserve Bank of South Africa;
(d) authorised financial service providers under South African law;
(e) financial institutions recognised as such under South African law;
(f) a wholly-owned subsidiary of any person or entity contemplated in (iii), (iv) or (v), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or
(g) any combination of the persons in (i) to (vi); or
Section 96(1)(b): the total contemplated acquisition cost of the securities, for a single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.
Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

VALIDITY OF THE COMMON STOCK
The validity of the Common Stock that is offered hereby by the selling stockholders and certain other legal matters will be passed upon for us by Vedder Price P.C., Chicago, Illinois. Proskauer Rose LLP, Washington, D.C., is acting as counsel for the selling stockholders. Certain legal matters in connection with this offering will be passed upon for the underwriter by Sullivan & Cromwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of Byline Bancorp, Inc. and Subsidiaries (the “Company”) incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, current and other reports with the SEC under the Exchange Act (File No. 001-38139). Our SEC filings are available to the public through the SEC’s website at www.sec.gov.
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC through our investor relations website (http://www.bylinebancorp.com) under the tab “Financial Information” and then under “SEC Filings.” Information on our website or any other website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.
Incorporation by Reference
The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than any filings or portions of respective filings that are furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) after the date of this prospectus supplement and prior to the completion or termination of the offering covered by this prospectus supplement:
•
Our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 28, 2025 (“2024 Annual Report”) (including information specifically incorporated therein by reference from the Definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Shareholders, filed with the SEC on April 21, 2025);

•
Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 2, 2025;

•
Our Current Reports on Form 8-K filed with the SEC on January 21, 2025, May 27, 2025 and June 5, 2025 (other than any portions thereof that are furnished, pursuant to Item 2.02 or Item 7.01 of Form 8-K (including exhibits related thereto), rather than filed); and

•
The description of our capital stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 28, 2017 (File No. 001-38139), as updated by Exhibit 4.2 to our 2024 Annual Report, “Description of the Registrant’s Securities Registered Under Section 12 of the Securities Exchange Act of 1934,” and any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:
Byline Bancorp, Inc.
Attn: Corporate Secretary
180 North LaSalle Street, Suite 300
Chicago, Illinois 60601
(773) 244-7000

Prospectus
Up to 4,282,210 Shares of Common Stock
This prospectus relates to the offer and sale from time to time of up to 4,282,210 shares of our common stock by the selling stockholders (as defined below) identified in this prospectus. Any applicable prospectus supplement may add, update or change information in this prospectus. You should read this prospectus and any applicable prospectus supplement, together with additional information described under “Where You Can Find More Information” carefully before you invest in our securities. We will not receive any proceeds from the sales of shares by the selling stockholders.
This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders. The specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus, if required. See “Plan of Distribution” for a more complete description of the ways in which the shares of common stock may be sold.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “BY”.
Investing in our securities involves risks. You should read carefully and consider the risks referenced under “Risk Factors” beginning on page 7 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in our securities.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Shares of our common stock are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is June 10, 2025

i

About this prospectus
This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” using a “shelf” registration process. Under this shelf registration process, the selling stockholders identified herein may sell from time to time the shares of common stock described in this prospectus and any prospectus supplement in one or more offerings.
This prospectus provides you with a general description of the securities the selling stockholders may offer. We may authorize one or more prospectus supplements or free writing prospectuses to be provided to you that may contain specific information relating to the terms of an offering by the selling stockholders. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference,” before investing in any of the securities offered.
Neither we, the selling stockholders, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by us or on our behalf or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate or an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Certain defined terms
Unless we state otherwise or the context otherwise requires, references in this prospectus to:
•
“we”, “our”, “us”, “ourselves”, “Byline” and “the company” refer to Byline Bancorp, Inc., a Delaware corporation, and its consolidated subsidiaries;

•
our “bank” and “Byline Bank” refer to Byline Bank, an Illinois state-chartered bank, and direct wholly-owned subsidiary of Byline Bancorp, Inc.;

•
“Federal Reserve” refers to the Board of Governors of the Federal Reserve System;

•
“fiscal year” refers to our fiscal year, which is based on a twelve-month period ending December 31 of each year (e.g., fiscal year 2024 refers to the twelve-month period ended December 31, 2024);

•
the “SEC” refers to the U.S. Securities and Exchange Commission;

•
“selling stockholders” refers to the selling stockholders identified herein under “Selling Stockholders”; and

•
our “common stock” refers to our common stock, par value $0.01 per share, unless otherwise specified.

Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3ASR under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxy statements, information statements and other information filed with the SEC. The SEC maintains an internet site at www.sec.gov from which you can electronically access these materials.
Incorporation by Reference
The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than any portions of the respective filings that are furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form (including exhibits related thereto) or other applicable SEC rules, rather than filed) after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of any offering covered by this prospectus and any applicable prospectus supplement:
(1)
our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 28, 2025 (our “2024 Annual Report”) (including information specifically incorporated therein by reference from the Definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Shareholders, filed with the SEC on April 21, 2025);

(2)
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 2, 2025;

(3)
our Current Reports on Form 8-K filed with the SEC on January 21, 2025, May 27, 2025 and June 5, 2025 (other than any portions thereof that are furnished, pursuant to Item 2.02 or Item 7.01 of Form 8-K (including exhibits related thereto), rather than filed); and

(4)
the description of our capital stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 28, 2017 (File No. 001-38139), as updated by Exhibit 4.2 to our 2024 Annual Report — “Description of the Registrant’s Securities Registered Under Section 12 of the Securities Exchange Act of 1934”, and any amendment or report filed with the SEC for the purpose of updating such description (to the extent not superseded by the information contained under “Description of Capital Stock” herein).

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

A copy of any document incorporated by reference in this prospectus may be obtained at no cost by writing or telephoning us at the following address and telephone number:
Byline Bancorp, Inc.
180 North LaSalle Street, Suite 300
Chicago, Illinois 60606
Attention: Corporate Secretary
Phone: (773) 244-7000
We maintain a website at www.bylinebancorp.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document.
You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

Cautionary note regarding forward-looking statements
Statements contained in this prospectus and in other documents we file with or furnish to the SEC that are not historical facts may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in such statements, and are not guarantees of future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, there can be no assurance that actual strategies, actions or results will not differ materially from expectations and readers are cautioned not to place undue reliance on such statements.
A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including those factors identified in “Risk Factors” in “Item 1A. Risk Factors” of our 2024 Annual Report, which is incorporated by reference herein, as such factors may be updated from time to time in our filings with the SEC, and include the following:
•
uncertainty regarding domestic, foreign, and geopolitical developments and the United States and global economic outlook that may impact market conditions or affect demand for certain banking products and services, and the impact on our customers, which could impair the ability of our borrowers to repay outstanding loans and leases, impair collateral values and further increase our allowance for credit losses—loans and leases, as well as result in possible asset impairment charges;

•
unforeseen credit quality problems or changing economic conditions that could result in charge-offs greater than we have anticipated in our allowance for credit losses—loans and leases or changes in the value of our investments;

•
commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;

•
deterioration in the financial condition of our borrowers resulting in significant increases in our loan and lease losses and provisions for those losses and other related adverse impacts to our results of operations and financial condition;

•
fair value estimates of certain of our assets and liabilities, which could change in value significantly from period to period;

•
competitive pressures in the financial services industry in our market areas relating to both pricing and loan and lease structures, which may impact our growth rate;

•
demand for loan products and deposit flows;

•
unanticipated developments in pending or prospective loan and/or lease transactions or greater-than-expected pay downs or payoffs of existing loans and leases;

•
inaccurate information and assumptions in our analytical and forecasting models used to manage our balance sheet;

•
unanticipated changes in monetary policies of the Federal Reserve or significant adjustments in the pace of, or market expectations for, future interest rate changes;

•
availability of sufficient and cost-effective sources of liquidity, funding, and capital as and when needed;

•
our ability to attract, retain or the loss of key personnel or an inability to recruit appropriate talent cost-effectively;

•
adverse effects on our information technology systems resulting from failures, human error or cyberattack, including the potential impact of disruptions or security breaches at our third-party service providers, any of which could result in an information or security breach, the disclosure or misuse of confidential or proprietary information, significant legal and financial losses and reputational harm;

•
greater-than-anticipated costs to support the growth of our business, including investments in new lines of business, products and services, or technology, process improvements or other infrastructure enhancements, or greater-than-anticipated compliance or regulatory costs and burdens;

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the impact of possible future acquisitions, if any, including the costs and burdens of integration efforts;

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the ability of Byline to receive dividends from Byline Bank;

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legislative or regulatory changes, particularly potential changes in regulation, supervision, examination and enforcement priorities of the federal banking agencies in regard to financial services companies and/or the products and services offered by financial services companies;

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changes in Small Business Administration (“SBA”) and U.S. Department of Agriculture (“USDA”) U.S. government guaranteed lending rules, regulations, loan and lease products and funding limits, including specifically the SBA Section 7(a) program, as well as changes in SBA or USDA standard operating procedures or changes to the status of Byline Bank as an SBA Preferred Lender;

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changes in accounting principles, policies and guidelines applicable to bank holding companies and banking generally;

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the impact of a possible change in the federal or state income tax rates on our deferred tax assets and provision for income tax expense;

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our ability to implement our growth strategy, including via acquisitions;

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the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period;

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the risk that the integration of acquisition operations will be materially delayed or will be more costly or difficult than expected;

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the effect of mergers on customer relationships and operating results; and

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other risks detailed from time to time in filings made by us with the SEC.

The foregoing factors should not be considered an exhaustive list and should be read together with the other cautionary statements included in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein or therein, as the case may be. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law.
About Byline Bancorp, Inc.
Company overview
We are a bank holding company incorporated in the state of Delaware and headquartered in Chicago, Illinois, and conduct all our business activities through our subsidiary, Byline Bank, a full service commercial bank, and Byline Bank’s subsidiaries. Through Byline Bank, we offer a broad range of banking products and services to small and medium sized businesses, commercial real estate and financial sponsors and to consumers who generally live or work near our branches. We also offer online accounting opening to consumer and business customers through our website and provide trust and wealth management services to our customers. In addition to our traditional commercial banking business, we provide small ticket equipment leasing solutions through Byline Financial Group, a wholly-owned subsidiary of Byline Bank, headquartered in Bannockburn, Illinois, with sales offices in Illinois, and sales representatives in Illinois, Michigan, New Jersey, and New York. We participate in U.S. government guaranteed lending programs and originate U.S. government guaranteed loans. Byline Bank is a leading originator of Small Business Administration (“SBA”) loans and was the second most active 7(a) and 504 lender in Illinois for the quarter ended March 31, 2025.
As of March 31, 2025, we had consolidated total assets of $9.6 billion, total gross loans and leases outstanding of $7.0 billion, total deposits of $7.6 billion, and total stockholders’ equity of $1.1 billion.
Principal offices and additional information
Our principal executive office is located at 180 North LaSalle Street, Suite 300, Chicago, Illinois 60606. Our telephone number is (773) 244-7000, and our website address is www.bylinebancorp.com. Information on our website is not a part of this prospectus and is not incorporated herein. Our common stock is traded on the NYSE under the ticker symbol “BY”.
You should read this prospectus and any prospectus supplement together with the additional information contained under the heading “Where You Can Find More Information.”

Risk factors
Investing in our securities involves risks. You should carefully consider these risks, as well as the risks, uncertainties and other factors described in our 2024 Annual Report, including under the heading “Risk Factors,” as may be supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement, before investing in our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that we may face.
For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation by Reference.”

Use of proceeds
The common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their own accounts. We will not receive any proceeds from any sales by the selling stockholders.
Description of capital stock
The following description of our capital stock is a summary of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, these documents, which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.
General
Our authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value per share, and 25,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2025, there were 46,322,039 shares of our common stock issued and 44,675,553 shares of our common stock outstanding; no shares of our preferred stock were issued and outstanding. The authorized but unissued shares of our capital stock will be available for future issuance without stockholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange. All of our issued and outstanding shares of common stock are validly issued, fully paid and non-assessable.
Common stock
Subject to the rights and preferences granted to holders of our preferred stock then outstanding, and except with respect to voting rights, conversion rights and certain distributions of our capital stock, holders of our common stock rank equally with respect to distributions and have identical rights, preferences, privileges and restrictions, including the right to attend meetings and receive any information distributed by us with respect to such meetings.
Dividends.   Holders of our common stock are equally entitled to receive ratably such dividends as may be declared from time to time by our board of directors out of legally available funds. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of common stock, shares of common stock shall only be entitled to receive shares of common stock. The ability of our board of directors to declare and pay dividends on our common stock is subject to the laws of the state of Delaware, applicable federal and state banking laws and regulations, and the terms of any senior securities (including preferred stock) we may then have outstanding. Our principal source of income is dividends that are declared and paid by Byline Bank on its capital stock. Therefore, our ability to pay dividends is dependent upon the receipt of dividends from Byline Bank.
Voting rights.   Each holder of our common stock is entitled to one vote for each share of record held on all matters submitted to a vote of stockholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. Holders of our common stock are not entitled to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast.
Liquidation rights.   In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities, including, but not limited to, the liquidation preference of any then outstanding preferred stock. Because we are a bank holding company, our rights and the rights of our creditors and stockholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of our subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against our subsidiary.
Preemptive and other rights.   Holders of our common stock are not entitled to any preemptive, subscription or redemption rights, and no sinking fund will be applicable to our common stock.

Preferred stock
Our amended and restated certificate of incorporation authorizes our board of directors to issue up to 25,000,000 shares of preferred stock, in one or more series. Unless required by law or any stock exchange, the authorized but unissued shares of preferred stock will be available for issuance without further action by our stockholders. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to fix and determine the designation, terms, preferences, limitations and relative rights thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased (but not above the total number of shares of preferred stock authorized under our amended and restated certificate of incorporation) or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares. Without stockholder approval, we could issue preferred stock that could impede or discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders may believe is in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.
We do not have any shares of our preferred stock issued or outstanding as of the date of this prospectus.
Authorized but unissued capital stock
The Delaware General Corporation Law (the “DGCL”) does not generally require stockholder approval for the issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. However, the listing requirements of the NYSE, which would apply so long as the common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities they may believe are in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.
Anti-Takeover Provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Business Combination Statute.   We have elected to opt out of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, subject to certain exceptions.
Federal banking law.   The ability of a third party to acquire our stock is also limited under applicable U.S. banking laws, including regulatory approval requirements. The BHC Act requires any “bank holding company” to obtain the approval of the Federal Reserve before acquiring, directly or indirectly, more than 5% of our outstanding common stock. Any “company” (as defined in the BHC Act) other than a bank holding company is required to obtain the approval of the Federal Reserve before acquiring “control” of us. “Control” generally means (i) the ownership or control of 25% or more of a class of voting securities, (ii) the ability to elect a majority of the directors or (iii) the ability otherwise to exercise a controlling influence over management and policies. A person, other than an individual or a qualified family partnership, that controls us for purposes of the BHC Act is subject to regulation and supervision as a bank holding company under the BHC Act. In addition, under the Change in Bank Control Act of 1978, as amended, and the Federal Reserve’s regulations thereunder, any person, either individually or acting through or in concert with one or more persons, is required to provide notice to the Federal Reserve prior to acquiring, directly or indirectly, 10% or more of our outstanding common stock (or any other class of our voting securities).

Requirements for advance notification of stockholder nominations and proposals.   Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors. These procedures provide that notice of such stockholder proposal must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information required to be provided by our amended and restated bylaws.
Limits on written consents.   Our amended and restated certificate of incorporation provides that any action to be taken by the stockholders that the stockholders are required or permitted to take must be effected at a duly called annual or special meeting of stockholders. Our stockholders are not permitted to take action by written consent.
Limits on special meetings.   Subject to the rights of the holders of any series of preferred stock, special meetings of the stockholders may be called only by (i) our board of directors, (ii) the Chairperson of the board of directors, (iii) our Chief Executive Officer, (iv) our President or (v) our Executive Vice President.
Amending our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Our amended and restated certificate of incorporation may be amended or altered in any manner provided by the DGCL. Our amended and restated bylaws may be adopted, amended, altered or repealed by stockholders only upon the affirmative vote of holders of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote thereon. Additionally, our amended and restated certificate of incorporation provides that our amended and restated bylaws may be amended, altered or repealed by our board of directors by a majority vote.
Sole and exclusive forum
Our amended and restated bylaws provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or (iv) any action asserting a claim that is governed by the internal affairs doctrine. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to this provision of our amended and restated bylaws. This choice of forum provision may have the effect of discouraging lawsuits against us and our directors, officers, employees and agents. However, the exclusive forum clause described above shall not apply to suits brought to enforce a duty or liability created by federal law, including the Exchange Act, for which the federal courts have exclusive jurisdiction. To the extent the exclusive forum provision restricts the courts in which our stockholders may bring claims arising under the Securities Act, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.
Indemnification and limitation of liability
Our amended and restated bylaws provide generally that we will indemnify and hold harmless, to the full extent permitted by law, our directors, officers, employees and agents, as well as other persons who have served as our directors, officers, employees or agents and other persons who serve or have served at our request at another corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise in connection with any actual or threatened action, suit or proceeding, subject to limited exceptions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations.
Our amended and restated certificate of incorporation limits, to the full extent permitted by law, the personal liability of our directors in actions brought on our behalf or on behalf of our stockholders for monetary damages as a result of a director’s breach of fiduciary duty while acting in a capacity as a director. Our amended and restated certificate of incorporation does not eliminate or limit our right or the right of our stockholders to seek injunctive or other equitable relief not involving monetary damages.
Listing
Our common stock is listed on the NYSE under the symbol “BY”.
Transfer agent and registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions.

Selling stockholders
The following table sets forth information as of the date of this prospectus provided by the selling stockholders (as defined below) regarding the beneficial ownership of shares of our common stock and the number of shares of our common stock the selling stockholders will beneficially own assuming all shares being offered under this prospectus are sold. We have determined beneficial ownership in accordance with SEC rules.
The shares offered were acquired by Daniel L. Goodwin and Equity Shares Investors, LLC, a Delaware limited liability company (“Equity Shares Investors”) pursuant to an Agreement and Plan of Merger by and among Byline, Butterfield Acquisition Corporation and Inland Bancorp, Inc. (“Inland”) dated as of November 30, 2022 in connection with Byline’s acquisition of Inland, and are now held by the decedent’s estate and Equity Shares Investors. We will not receive any proceeds from the sale of our shares of common stock by the selling stockholders.
The percentages reflect beneficial ownership based on 46,139,623 shares of our common stock outstanding as of May 30, 2025, which includes an aggregate of 4,282,210 shares of common stock covered by this prospectus.
	Shares beneficially owned(1)		Shares covered by this prospectus	Shares beneficially owned after sale of shares covered by this prospectus(2)
Name of selling stockholder	Number	Percentage		Number	Percentage
Estate of Daniel L. Goodwin(3)	4,293,172	9.3%	4,277,559	15,613	*
Equity Shares Investors, LLC(4)	4,651	*	4,651	—	—
* Represents beneficial ownership of less than 1%
(1) Represents the total number of shares of Common Stock beneficially owned by each selling stockholder or an affiliate thereof.
(2) Assumes that each selling stockholder disposes of all the Common Stock covered by this prospectus and does not acquire beneficial ownership of any additional shares of Common Stock.
(3) The Estate of Daniel L. Goodwin (the “Estate”) holds 4,277,559 shares of Common Stock. An affiliate of the Estate indirectly owns the managing interest of the indirect parent of a holding company that holds 15,613 shares of Common Stock. Of the shares included in the table above, the Estate has sole voting and dispositive power with respect to 4,277,559 shares, and the affiliate of the Estate may be deemed to have shared voting and dispositive power with respect to the 15,613 shares held by the holding company. The Estate disclaims beneficial ownership of the 15,613 shares of common stock held by the holding company. The address for the Estate of Daniel L. Goodwin is 2901 Butterfield Road, Oak Brook, IL 60521.
(4) Equity Shares Investors, an affiliate of the Estate, holds 4,651 shares of Common Stock. Equity Shares Investors is under common control with the Estate. The address for the Estate is 2901 Butterfield Road, Oak Brook, IL 60521.

Plan of distribution
The selling stockholders may sell, transfer or otherwise dispose of the securities covered by this prospectus in any of the following ways (or in any combination thereof):
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to or through underwriters or dealers;

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through agents; or

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directly to one or more purchasers.

These dispositions may be at fixed prices (which may change), at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
If required, a prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, as applicable:
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the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

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the purchase price of the securities and the proceeds to be received from the sale;

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any over-allotment options under which underwriters may purchase additional securities;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of the securities, they will acquire such securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. The selling securityholder may use underwriters with whom we have a material relationship. The prospectus supplement will name the underwriter and describe the nature of any such relationship.
The selling stockholders may sell securities directly or through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.
We or the selling stockholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and the commissions we must pay for solicitation of these contracts.
We or the selling stockholders may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
We cannot guarantee the liquidity of the trading markets for our common stock.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any underwriters who are qualified market makers on NYSE may engage in passive market making transactions in the securities on NYSE in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid; however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Validity of securities
Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares of common stock offered by this prospectus will be passed upon for us by Vedder Price P.C., Chicago, Illinois. If the shares of common stock are being distributed in an underwritten offering and counsel for any underwriter passes on legal matters in connection with an offering of the common stock, such counsel to the underwriters will be named in the applicable prospectus supplement.
Experts
The consolidated financial statements of Byline Bancorp, Inc. and Subsidiaries (the “Company”) incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

4,282,210 Shares of Common Stock

PROSPECTUS SUPPLEMENT

        , 2025

Sole Book-Running Manager
J.P. Morgan